FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2007

SYZYGY ENTERTAINMENT, LTD.

(formerly known as TRIPLE BAY INDUSTRIES, INC.)
(Exact name of registrant as specified in its charter)

Nevada	333-136827	20-4114478
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11502 Stonebriar Drive, Charlotte, NC 28277

(Address of principal execute offices, including zip code)

(704) 366-5122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On February 6, 2007, the majority stockholder of Registrant took stockholder action by its written consent without calling a meeting of all stockholders. The purpose of such action was to approve a Plan of Conversion pursuant to which the registrant was converted from a Florida corporation known as Triple Bay Industries, Inc., into a Nevada corporation known as Syzygy Entertainment, Ltd. A copy of the Plan of Conversion and new Articles of Incorporation and Bylaws in Nevada are attached hereto as Exhibits. Shares representing the common stock of the Nevada corporation will be issued upon surrender by existing shares of the Florida corporation to the Company’s transfer agent, Island Stock Transfer.

The change of domicile and name change were acknowledged by the NASD’s Over-the-Counter Bulletin Board, and the Registrant’s common stock is reported on the OTCBB under the symbol SYZG.OB.

ITEM 9.01	Financial Statements and Exhibits

2.1	Plan of Conversion

3.1	Articles of Incorporation

3.2	Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2007	Syzygy Entertainment, Ltd.
(Registrant)

	By:	/s/ Michael Pruitt
Michael Pruitt
President